Exhibit 99.1

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

On August 22, 2012, Roper Industries, Inc. (the "Company" or "Roper") completed the acquisition of Sunquest Holdings, Inc. ("Sunquest"), as more fully described in Roper's current report on Form 8-K filed on August 24, 2012 and the related Form 8-K/A filed on October 31, 2012.

The following unaudited pro forma combined statement of operations has been prepared to give effect to the acquisition by Roper of Sunquest using the acquisition method of accounting with the assumptions and adjustments described in the accompanying footnotes to the unaudited pro forma combined statement of operations.

The preparation of pro forma financial information is governed by Article 11 of Regulation S-X, which requires a recasting of Sunquest's fiscal year end (May 31st) or interim period to a date that is within 93 days of the Company's fiscal year end or period-end presented. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2012 was prepared by combining the unaudited results of operations for the nine months ended September 30, 2012 for Roper and the unaudited results of operations for the nine months ended June 30, 2012 for Sunquest, as if the Sunquest acquisition had been consummated on January 1, 2011.

This unaudited pro forma combined statement of operations is based upon the respective historical consolidated financial statements of Roper and Sunquest and, in respect of Roper's financial data, should be read in conjunction with the historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Roper included in its Annual Report on Form 10-K for the period ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the Securities and Exchange Commission. The historical consolidated financial statements of Sunquest have been extracted from historical consolidated financial statements of Sunquest.

The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on January 1, 2011, nor is it necessarily indicative of future results of operations.

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(In thousands, except per share data)

	Historical		Pro Forma
	Roper	Sunquest	Adjustments
	Nine Months Ended September 30, 2012	Nine Months Ended June 30, 2012	(a)			Combined
Net sales	$2,183,579	$156,299	$(20,994)	$-		$2,318,884
Cost of sales	978,223	73,704	(6,104)	(16,974)	(b)	1,028,849
Gross profit	1,205,356	82,595	(14,890)	16,974		1,290,035
Selling, general and administrative expenses	673,011	41,367	(7,032)	(13,242)	(c)	694,104
Income from operations	532,345	41,228	(7,858)	30,216		595,931
Interest expense, net	47,016	36,758	-	(26,116)	(d)	57,658
Loss on extinguishment of debt	1,043	-	-	-		1,043
Other expense, net	2,444	212	431	-		3,087
Earnings before income taxes	481,842	4,258	(8,289)	56,332		534,143
Income tax expense (benefit)	142,012	(3,604)	(2,901)	27,854	(e)	163,361
Net earnings	$339,830	$7,862	$(5,388)	$28,478		$370,782

Earnings per share:
Basic	$3.49					$3.80
Diluted	$3.41					$3.72
Weighted-average common shares outstanding:
Basic	97,460					97,460
Diluted	99,543					99,543
The notes below are an integral part of these unaudited pro forma combined financial statements.

(a)	Represents Sunquest's results from operations between August 22, 2012 and September 30, 2012.
(b)
Represents decreased amortization, calculated on a straight-line basis from newly acquired intangibles including; $460,000 of customer relationships with an estimated useful life of 20 years, $111,000 of software with an estimated useful life of 12 years, and $98,000 for the Sunquest trade name with an indefinite life.

(c)
Represents the removal of Roper and Sunquest transaction costs related to the Sunquest acquisition incurred in the presented historical results. Such costs were $6,363 for the nine months ended September 30, 2012. In addition, non-recurring fees of $6,879 incurred by Sunquest (rating fees, finance costs, and stock compensation) that would not have been part of Sunquest operations under Roper have been removed.

(d)
Represents the net interest expense effect of the repayment of Sunquest's outstanding loans and additional borrowings by Roper. Interest expense is calculated at the Company's current revolver rate of 1.29%. The rate associated with the revolver is a floating rate. An increase or decrease in the revolver rate by 1/8 percent would result in a $1,774 change in annual interest expense.

(e)
Represents the change to income tax expense based on a full consideration of Sunquest's integration into Roper's existing tax structure, rather than utilization of a generic standard tax rate. The combined entities tax rate would be 30.6% for the nine months ended September 30, 2012.